Exhibit 10(c)25
AMENDMENT OF RETENTION AWARD AGREEMENT

THIS AMENDED RETENTION AWARD AGREEMENT (Amendment) is made and entered into by and between SOUTHERN NUCLEAR OPERATING COMPANY, INC. (Company) and JOSEPH A. MILLER (Employee), effective January 1, 2013.
W I T N E S S E T H:

WHEREAS, the Company and Employee entered into a Retention Award Agreement effective as of January 1, 2013, related to awards of CBAs and RSUs granted as of January 1, 2013 (the “Agreement”); and
WHEREAS, the Company and Employee desire to amend the Agreement to provide that CBAs vested under the terms of the Agreement are Incentive Pay under the terms of the Southern Company Deferred Compensation Plan, as Amended and Restated effective January 1, 2009, and any subsequent amendments thereto (Deferred Compensation Plan).

NOW, THEREFORE, in consideration of the premises, and the agreement of the parties set forth in the Agreement and this Amendment, the parties hereby agree as follows:
(1) Section 1 of the Agreement is modified by adding the following provision at the end of Section 1:
CBAs are “Incentive Pay” as that term is defined under Deferred Compensation Plan. RSUs are not Incentive Pay.

(2) Section 2(a) of the Agreement is modified by adding the following provision at the end of Section 2(a):
Notwithstanding the foregoing, payment of vested CBAs may be deferred under the terms of the Deferred Compensation Plan provided all requirements of that plan are met, including the timing of elections to defer payment of a CBA and any required delays in payment that may be required under the terms of that plan.

IN WITNESS WHEREOF, this Amendment has been executed by the parties this 10th day of December, 2012.

“COMPANY” SOUTHERN NUCLEAR OPERATING COMPANY, INC. By: /s/Stacy Kilcoyne Its: Vice President “EMPLOYEE” JOSEPH A. MILLER /s/J. A. Miller